Exhibit 1.01

Stereotaxis, Inc.

Conflict Minerals Report

For The Year Ended December 31, 2017

Introduction

This Conflict Minerals Report for Stereotaxis, Inc. (“Stereotaxis”, “we,” “us,” and “our”) is for the period from January 1 to December 31, 2017 and is presented to comply with Rule 13p-1 under the Securities Exchange Act of 1934 (“Rule”). Terms used in this report are defined in the Rule and Form SD. Refer to those sources and to SEC Release No. 34-67716 issued by the Securities and Exchange Commission on August 22, 2012 for such definitions.

Stereotaxis designs, manufactures and markets robotic systems and instruments for use primarily by electrophysiologists for the treatment of abnormal heart rhythms known as cardiac arrhythmias. We offer our proprietary Epoch Solution, an advanced remote robotic navigation system, for use in a hospital’s interventional surgical suite, or “interventional lab”. The Epoch Solution is comprised of the Niobe ES Remote Magnetic Navigation System (“Niobe ES system”), Odyssey Information Management Solution (“Odyssey Solution”), and the Vdrive Robotic Navigation System (“Vdrive system”), and related devices. The Niobe and Vdrive systems include sterilized disposable (consumable) components as well as capital equipment.

This Report describes the process and results of Stereotaxis’ Conflict Minerals program. Stereotaxis performed a reasonable country of origin inquiry to determine the source of necessary conflict minerals in our products, and in accordance with the Rule then undertook due diligence measures on the source and chain of custody of those necessary conflict minerals. The purpose of this due diligence was to determine if any of the necessary conflict minerals originated from the Democratic Republic of the Congo (“DRC”) or an adjoining country (collectively defined as the “Covered Countries”) and may not have come from recycled or scrap sources, to determine whether such products are “DRC conflict free.”

Consistent with the provisions of the Rule, this Conflict Minerals Report has not been audited by an independent private sector auditor.

Design of Conflict Minerals Program and Due Diligence Process

Stereotaxis has a Conflict Minerals program designed to be in conformance with the Organisation for Economic Co-operation and Development Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas, 3rd Edition, including the Supplements on Tin, Tantalum and Tungsten and Gold (collectively, the “OECD Guidance”). In the context of the OECD Guidance Stereotaxis is a “downstream company” in the conflict minerals supply chain. Summarized below are the five due diligence steps taken which align with the OECD Guidance five-step framework:

1. Maintained a strong company management system:

a)	We have a Conflict Minerals Policy. The policy has been communicated to our direct suppliers and can be found on our website at http://www.stereotaxis.com/legal/.

b)	We have an internal cross-functional Conflict Minerals team that oversees the implementation of our Conflict Minerals program. The status of our Conflict Minerals program is reviewed with senior management. We maintain records relating to our Conflict Minerals program.

c)	We have a system of controls and transparency over our supply chain using the industry standard Conflict Minerals Reporting Template (“CMRT”), which is a supply chain survey designed to identify the maturity of our suppliers’ conflict minerals programs and identify the smelters and refiners that process the necessary conflict minerals contained in their products.

d)	We have informed our suppliers of our company policy, and our commitment to be DRC conflict free. Where suppliers are unaware of conflict minerals regulations, or have an immature process, we seek to educate them.

e)	We have a company-level grievance mechanism whereby anyone can confidentially call or email a concern or report a violation of a policy. This can be found in the Ethics and Commitment / Confidential Hot-line section of our website at http://www.stereotaxis.com/legal/.

2. Identified and assessed risks in the conflict minerals supply chain:

a)	We identified conflict minerals risks in our supply chain:

•	We identified all direct suppliers that supply us with products that might contain Conflict Minerals.

•	We conducted a Reasonable Country of Origin Inquiry (RCOI) with relevant suppliers of parts and materials used in products manufactured by Stereotaxis.

•	We requested our direct suppliers provide us with a completed CMRT. The CMRT includes a section identifying evidence of an active corporate conflict minerals program/policy by each respective supplier as well as a list of Smelters or Refiners in the supplier’s conflict mineral supply chain.

•	We followed up with unresponsive suppliers, making multiple attempts to obtain information.

•	We reviewed CMRT and associated documentation provided by our suppliers for completeness and reasonableness. We categorized each supplier according to the responses provided.

b)	We assessed risks of adverse impacts by actively working to discontinue sourcing products from upstream suppliers when we identified a reasonable risk that they are sourcing from, or linked to any party committing serious abuses, consistent with Annex II of the OECD Guidance.

3. Designed and implemented a strategy to respond to identified risks:

a)	We identified the results of our RCOI and identified high risk suppliers to senior management.

b)	We have a risk management plan that includes seeking to reduce or eliminate high risk suppliers.

c)	We have an ongoing risk reduction and management program, which includes a goal that all future product designs are DRC conflict free, periodically reviewing and updating the conflict minerals status of our existing products and striving over time to reduce or eliminate non-conflict-free minerals from the supply chain.

d)	We monitored, and will continue to monitor changes in supplier conflict minerals status, as circumstances change with suppliers and as conflict minerals status ripples through the supply chain to end item manufacturers such as Stereotaxis.

4. Carried out independent third-party audit of supply chain due diligence at identified points in the supply chain:

a)	We engaged a third-party which has a comprehensive Verification, Outreach and Due Diligence Process related to the specific smelters or refiners which we identify as being in our supply chain.

5. Reported on supply chain due diligence:

a)	We publicly communicated our Conflict Minerals Sourcing Policy on our company website at http://www.stereotaxis.com /legal/.

b)	We publicly disclosed this Conflict Minerals Report on our company website at http://www.stereotaxis.com /legal/.

c)	As allowed by the Rule, obtaining an independent private sector audit of this Report was not required.

The content of any website referred to in this Report is included for general information only and is not incorporated by reference in this Report.

Reasonable Country of Origin Inquiry Results

Following our Conflict Minerals program described above, Stereotaxis identified 203 suppliers and original equipment manufacturers in our direct supply chain. We then identified the subset of those suppliers who provide us with components, materials and assemblies where Conflict Minerals might be present and necessary to functionality, or for which we were unsure whether the materials or components contained Conflict Minerals. We then performed a RCOI with those suppliers, and requested they supply us with a CMRT. From that subset of suppliers we received 131 CMRT’s.

The 131 CMRT’s we received contained a large number of smelter names for the facilities these suppliers and their upstream suppliers use to process Conflict Minerals, as well as the specific Conflict Mineral(s) used in their products. After correction, review, and removal of duplicate or alternate names, and elimination of entities we determined were not actually smelters, we identified 312 unique smelters.

Of the 312 smelters, our analysis leads us to believe that 60 of them are known to source, or there is reason to believe they may source, Conflict Minerals from the Covered Countries.

In accordance with the SEC final rules for Conflict Minerals sourced from Covered Countries, because some smelters in our supply chain were identified to be sourcing from Covered Countries, Stereotaxis is required to exercise, and has exercised, due diligence on the Conflict Minerals’ source and chain of custody. Additionally, Stereotaxis is required to follow, and has followed, a nationally or internally recognized due diligence framework and report the results thereof in a Conflict Minerals report.

Due Diligence Process Results

Of the 60 smelters in our supply chain that source Conflict Minerals from the Covered Countries, Stereotaxis’ due diligence review indicates:

•	58 smelters have active certifications or are in the process or renewing their certification as a conformant smelter by the Responsible Minerals Initiative (RMI) Responsible Minerals Assurance Process (RMAP). In addition, 7 of these 58 smelters also have London Bullion Market Association (LBMA) Responsible Gold Certifications.

•	2 smelters are non-conformant smelters and have no known certification by any relevant certifying body.

To the best of our knowledge, none of the smelters identified in our supply chain is known to source Conflict Minerals that directly or indirectly finances or benefits armed groups in the DRC or adjoining countries.

Stereotaxis did not discontinue business with any supplier simply because the supplier sourced from the Covered Countries. We support a conflict-free minerals trade in the DRC region.

Product Determination

We have not been able to confirm the identification of all smelters in our supply chain, nor confirm that all smelters believed to be in our supply chain are DRC conflict-free.

No smelter identified in our supply chain is known to us as sourcing Conflict Minerals that directly or indirectly finances or benefits armed groups in the DRC or adjoining countries.

Facility and Mine Information

The table below identifies the smelter or refiner facilities which, to the extent known as a result of our RCOI, processed the necessary conflict minerals contained in our products. A “Yes” entry in the last column indicates the smelter or refiner has received a conformant smelter designation from an independent third-party audit program.

Metal	Smelter or Refiner Name	Smelter or Refiner Location	Conflict Free Certification
Gold	Abington Reldan Metals, LLC	United States

Gold	Advanced Chemical Company	United States	Yes

Gold	Aida Chemical Industries Co., Ltd.	Japan	Yes

Gold	Al Etihad Gold LLC	United Arab Emirates	Yes

Gold	Allgemeine Gold-und Silberscheideanstalt A.G.	Germany	Yes

Gold	Almalyk Mining and Metallurgical Complex (AMMC)	Uzbekistan	Yes

Gold	AngloGold Ashanti Corrego do Sitio Mineracao	Brazil	Yes

Gold	Argor-Heraeus S.A.	Switzerland	Yes

Gold	Asahi Pretec Corp.	Japan	Yes

Gold	Asahi Refining Canada Ltd.	Canada	Yes

Gold	Asahi Refining USA Inc.	United States	Yes

Gold	Asaka Riken Co., Ltd.	Japan	Yes

Gold	Atasay Kuyumculuk Sanayi Ve Ticaret A.S.	Turkey

Gold	AU Traders and Refiners	South Africa	Yes

Gold	Aurubis AG	Germany	Yes

Gold	Bangalore Refinery	India	Yes

Gold	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	Philippines	Yes

Gold	Boliden AB	Sweden	Yes

Gold	C. Hafner GmbH + Co. KG	Germany	Yes

Gold	Caridad	Mexico

Gold	CCR Refinery—Glencore Canada Corporation	Canada	Yes

Gold	Cendres + Metaux S.A.	Switzerland	Yes

Gold	Chimet S.p.A.	Italy	Yes

Gold	Chugai Mining	Japan

Gold	Daejin Indus Co., Ltd.	Korea, Republic of	Yes

Gold	Daye Non-Ferrous Metals Mining Ltd.	China

Gold	Degussa Sonne / Mond Goldhandel GmbH	Germany

Gold	DODUCO Contacts and Refining GmbH	Germany	Yes

Gold	Dowa	Japan	Yes

Gold	DSC (Do Sung Corporation)	Korea, Republic of	Yes

Gold	Eco-System Recycling Co., Ltd.	Japan	Yes

Gold	Elemetal Refining, LLC	United States

Gold	Emirates Gold DMCC	United Arab Emirates	Yes

Metal	Smelter or Refiner Name	Smelter or Refiner Location	Conflict Free Certification
Gold	Fidelity Printers and Refiners Ltd.	Zimbabwe

Gold	GCC Gujrat Gold Centre Pvt. Ltd.	India

Gold	Geib Refining Corporation	United States	Yes

Gold	Gold Refinery of Zijin Mining Group Co., Ltd.	China	Yes

Gold	Great Wall Precious Metals Co., Ltd. of CBPM	China

Gold	Guangdong Jinding Gold Limited	China

Gold	Guoda Safina High-Tech Environmental Refinery Co., Ltd.	China

Gold	Hangzhou Fuchunjiang Smelting Co., Ltd.	China

Gold	HeeSung Metal Ltd.	Korea, Republic of	Yes

Gold	Heimerle + Meule GmbH	Germany	Yes

Gold	Heraeus Metals Hong Kong Ltd.	China	Yes

Gold	Heraeus Precious Metals GmbH & Co. KG	Germany	Yes

Gold	Hunan Chenzhou Mining Co., Ltd.	China

Gold	HwaSeong CJ CO., LTD.	Korea, Republic of

Gold	Inner Mongolia Qiankun Gold and Silver Refinery Share Co., Ltd.	China	Yes

Gold	Ishifuku Metal Industry Co., Ltd.	Japan	Yes

Gold	Istanbul Gold Refinery	Turkey	Yes

Gold	Italpreziosi	Italy	Yes

Gold	Japan Mint	Japan	Yes

Gold	Jiangxi Copper Co., Ltd.	China	Yes

Gold	JSC Ekaterinburg Non-Ferrous Metal Processing Plant	Russian Federation	Yes

Gold	JSC Uralelectromed	Russian Federation	Yes

Gold	JX Nippon Mining & Metals Co., Ltd.	Japan	Yes

Gold	Kaloti Precious Metals	United Arab Emirates

Gold	Kazakhmys Smelting LLC	Kazakhstan

Gold	Kazzinc	Kazakhstan	Yes

Gold	Kennecott Utah Copper LLC	United States	Yes

Gold	KGHM Polska Miedz Spolka Akcyjna	Poland	Yes

Gold	Kojima Chemicals Co., Ltd.	Japan	Yes

Gold	Korea Zinc Co., Ltd.	Korea, Republic of	Yes

Gold	Kyrgyzaltyn JSC	Kyrgyzstan	Yes

Gold	Kyshtym Copper-Electrolytic Plant ZAO	Russian Federation

Gold	L’azurde Company For Jewelry	Saudi Arabia

Gold	Lingbao Gold Co., Ltd.	China

Gold	Lingbao Jinyuan Tonghui Refinery Co., Ltd.	China

Gold	L’Orfebre S.A.	Andorra	Yes

Gold	LS-NIKKO Copper Inc.	Korea, Republic of	Yes

Gold	Luoyang Zijin Yinhui Gold Refinery Co., Ltd.	China

Gold	Marsam Metals	Brazil	Yes

Metal	Smelter or Refiner Name	Smelter or Refiner Location	Conflict Free Certification
Gold	Materion	United States	Yes

Gold	Matsuda Sangyo Co., Ltd.	Japan	Yes

Gold	Metalor Technologies (Hong Kong) Ltd.	China	Yes

Gold	Metalor Technologies (Singapore) Pte., Ltd.	Singapore	Yes

Gold	Metalor Technologies (Suzhou) Ltd.	China	Yes

Gold	Metalor Technologies S.A.	Switzerland	Yes

Gold	Metalor USA Refining Corporation	United States	Yes

Gold	Metalurgica Met-Mex Penoles S.A. De C.V.	Mexico	Yes

Gold	Mitsubishi Materials Corporation	Japan	Yes

Gold	MMTC-PAMP India Pvt., Ltd.	India	Yes

Gold	Modeltech Sdn Bhd	Malaysia	Yes

Gold	Morris and Watson	New Zealand

Gold	Morris and Watson Gold Coast	Australia

Gold	Moscow Special Alloys Processing Plant	Russian Federation	Yes

Gold	Nadir Metal Rafineri San. Ve Tic. A.S.	Turkey	Yes

Gold	Navoi Mining and Metallurgical Combinat	Uzbekistan

Gold	Nihon Material Co., Ltd.	Japan	Yes

Gold	Ogussa Osterreichische Gold- und Silber-Scheideanstalt GmbH	Austria	Yes

Gold	Ohura Precious Metal Industry Co., Ltd.	Japan	Yes

Gold	OJSC “The Gulidov Krasnoyarsk Non-Ferrous Metals Plant” (OJSC Krastsvetmet)	Russian Federation	Yes

Gold	OJSC Novosibirsk Refinery	Russian Federation	Yes

Gold	PAMP S.A.	Switzerland	Yes

Gold	Pease & Curren	United States

Gold	Penglai Penggang Gold Industry Co., Ltd.	China

Gold	Planta Recuperadora de Metales SpA	Chile	Yes

Gold	Prioksky Plant of Non-Ferrous Metals	Russian Federation	Yes

Gold	PT Aneka Tambang (Persero) Tbk	Indonesia	Yes

Gold	PX Precinox S.A.	Switzerland	Yes

Gold	Rand Refinery (Pty) Ltd.	South Africa	Yes

Gold	Refinery of Seemine Gold Co., Ltd.	China

Gold	Remondis Argentia B.V.	Netherlands	Yes

Gold	Republic Metals Corporation	United States	Yes

Gold	Royal Canadian Mint	Canada	Yes

Gold	SAAMP	France	Yes

Gold	Sabin Metal Corp.	United States

Gold	Safimet S.p.A	Italy	Yes

Gold	SAFINA A.S.	Czech Republic	Yes

Gold	Sai Refinery	India

Gold	Samduck Precious Metals	Korea, Republic of	Yes

Metal	Smelter or Refiner Name	Smelter or Refiner Location	Conflict Free Certification
Gold	SAMWON METALS Corp.	Korea, Republic of

Gold	SAXONIA Edelmetalle GmbH	Germany	Yes

Gold	Schone Edelmetaal B.V.	Netherlands	Yes

Gold	SEMPSA Joyeria Plateria S.A.	Spain	Yes

Gold	Shandong Tiancheng Biological Gold Industrial Co., Ltd.	China

Gold	Shandong Zhaojin Gold & Silver Refinery Co., Ltd.	China	Yes

Gold	Sichuan Tianze Precious Metals Co., Ltd.	China	Yes

Gold	Singway Technology Co., Ltd.	Taiwan	Yes

Gold	So Accurate Group, Inc.	United States

Gold	SOE Shyolkovsky Factory of Secondary Precious Metals	Russian Federation	Yes

Gold	Solar Applied Materials Technology Corp.	Taiwan	Yes

Gold	State Research Institute Center for Physical Sciences and Technology	Lithuania

Gold	Sudan Gold Refinery	Sudan

Gold	Sumitomo Metal Mining Co., Ltd.	Japan	Yes

Gold	SungEel HiMetal Co., Ltd.	Korea, Republic of	Yes

Gold	T.C.A S.p.A	Italy	Yes

Gold	Tanaka Kikinzoku Kogyo K.K.	Japan	Yes

Gold	The Refinery of Shandong Gold Mining Co., Ltd.	China	Yes

Gold	Tokuriki Honten Co., Ltd.	Japan	Yes

Gold	Tongling Nonferrous Metals Group Co., Ltd.	China

Gold	Tony Goetz NV	Belgium

Gold	TOO Tau-Ken-Altyn	Kazakhstan

Gold	Torecom	Korea, Republic of	Yes

Gold	Umicore Brasil Ltda.	Brazil	Yes

Gold	Umicore Precious Metals Thailand	Thailand	Yes

Gold	Umicore S.A. Business Unit Precious Metals Refining	Belgium	Yes

Gold	United Precious Metal Refining, Inc.	United States	Yes

Gold	Universal Precious Metals Refining Zambia	Zambia

Gold	Valcambi S.A.	Switzerland	Yes

Gold	Western Australian Mint (T/a The Perth Mint)	Australia	Yes

Gold	WIELAND Edelmetalle GmbH	Germany	Yes

Gold	Yamakin Co., Ltd.	Japan	Yes

Gold	Yokohama Metal Co., Ltd.	Japan	Yes

Gold	Yunnan Copper Industry Co., Ltd.	China

Gold	Zhongyuan Gold Smelter of Zhongjin Gold Corporation	China	Yes

Tantalum	Asaka Riken Co., Ltd.	Japan	Yes

Tantalum	Changsha South Tantalum Niobium Co., Ltd.	China	Yes

Tantalum	D Block Metals, LLC	United States	Yes

Tantalum	Duoluoshan	China

Metal	Smelter or Refiner Name	Smelter or Refiner Location	Conflict Free Certification
Tantalum	Exotech Inc.	United States	Yes

Tantalum	F&X Electro-Materials Ltd.	China	Yes

Tantalum	FIR Metals & Resource Ltd.	China	Yes

Tantalum	Global Advanced Metals Aizu	Japan	Yes

Tantalum	Global Advanced Metals Boyertown	United States	Yes

Tantalum	Guangdong Rising Rare Metals-EO Materials Ltd.	China	Yes

Tantalum	Guangdong Zhiyuan New Material Co., Ltd.	China	Yes

Tantalum	H.C. Starck Co., Ltd.	Thailand	Yes

Tantalum	H.C. Starck Hermsdorf GmbH	Germany	Yes

Tantalum	H.C. Starck Inc.	United States	Yes

Tantalum	H.C. Starck Ltd.	Japan	Yes

Tantalum	H.C. Starck Smelting GmbH & Co. KG	Germany	Yes

Tantalum	H.C. Starck Tantalum and Niobium GmbH	Germany	Yes

Tantalum	Hengyang King Xing Lifeng New Materials Co., Ltd.	China	Yes

Tantalum	Jiangxi Dinghai Tantalum & Niobium Co., Ltd.	China	Yes

Tantalum	Jiangxi Tuohong New Raw Material	China	Yes

Tantalum	Jiujiang Janny New Material Co., Ltd.	China	Yes

Tantalum	JiuJiang JinXin Nonferrous Metals Co., Ltd.	China	Yes

Tantalum	Jiujiang Nonferrous Metals Smelting Company Limited	China	Yes

Tantalum	Jiujiang Zhongao Tantalum & Niobium Co., Ltd.	China	Yes

Tantalum	KEMET Blue Metals	Mexico	Yes

Tantalum	Kemet Blue Powder	United States	Yes

Tantalum	LSM Brasil S.A.	Brazil	Yes

Tantalum	Metallurgical Products India Pvt., Ltd.	India	Yes

Tantalum	Mineracao Taboca S.A.	Brazil	Yes

Tantalum	Mitsui Mining and Smelting Co., Ltd.	Japan	Yes

Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.	China	Yes

Tantalum	NPM Silmet AS	Estonia	Yes

Tantalum	Power Resources Ltd.	Macedonia, The Former Yugoslav Republic Of	Yes

Tantalum	QuantumClean	United States	Yes

Tantalum	Resind Industria e Comercio Ltda.	Brazil	Yes

Tantalum	RFH Tantalum Smeltery Co., Ltd./Yanling Jincheng Tantalum & Niobium Co., Ltd.	China	Yes

Tantalum	Solikamsk Magnesium Works OAO	Russian Federation	Yes

Tantalum	Taki Chemical Co., Ltd.	Japan	Yes

Tantalum	Telex Metals	United States	Yes

Tantalum	Ulba Metallurgical Plant JSC	Kazakhstan	Yes

Tantalum	XinXing Haorong Electronic Material Co., Ltd.	China	Yes

Tantalum	Yichun Jin Yang Rare Metal Co., Ltd.	China	Yes

Metal	Smelter or Refiner Name	Smelter or Refiner Location	Conflict Free Certification
Tin	Alpha	United States	Yes

Tin	An Vinh Joint Stock Mineral Processing Company	Viet Nam

Tin	Chenzhou Yunxiang Mining and Metallurgy Co., Ltd.	China	Yes

Tin	China Tin Group Co., Ltd.	China	Yes

Tin	CNMC (Guangxi) PGMA Co., Ltd.	China

Tin	CV Ayi Jaya	Indonesia	Yes

Tin	CV Dua Sekawan	Indonesia	Yes

Tin	CV Gita Pesona	Indonesia	Yes

Tin	CV Tiga Sekawan	Indonesia	Yes

Tin	CV United Smelting	Indonesia	Yes

Tin	CV Venus Inti Perkasa	Indonesia	Yes

Tin	Dowa	Japan	Yes

Tin	Electro-Mechanical Facility of the Cao Bang Minerals & Metallurgy Joint Stock Company	Viet Nam

Tin	EM Vinto	Bolivia	Yes

Tin	Estanho de Rondonia S.A.	Brazil

Tin	Fenix Metals	Poland	Yes

Tin	Gejiu Fengming Metallurgy Chemical Plant	China	Yes

Tin	Gejiu Jinye Mineral Company	China	Yes

Tin	Gejiu Kai Meng Industry and Trade LLC	China	Yes

Tin	Gejiu Non-Ferrous Metal Processing Co., Ltd.	China	Yes

Tin	Gejiu Yunxin Nonferrous Electrolysis Co., Ltd.	China	Yes

Tin	Gejiu Zili Mining And Metallurgy Co., Ltd.	China

Tin	Guangdong Hanhe Non-Ferrous Metal Co., Ltd.	China	Yes

Tin	Guanyang Guida Nonferrous Metal Smelting Plant	China	Yes

Tin	HuiChang Hill Tin Industry Co., Ltd.	China	Yes

Tin	Huichang Jinshunda Tin Co., Ltd.	China	Yes

Tin	Jiangxi Ketai Advanced Material Co., Ltd.	China	Yes

Tin	Jiangxi New Nanshan Technology Ltd.	China	Yes

Tin	Magnu’s Minerais Metais e Ligas Ltda.	Brazil	Yes

Tin	Malaysia Smelting Corporation (MSC)	Malaysia	Yes

Tin	Melt Metais e Ligas S.A.	Brazil	Yes

Tin	Metallic Resources, Inc.	United States	Yes

Tin	Metallo Belgium N.V.	Belgium	Yes

Tin	Metallo Spain S.L.U.	Spain	Yes

Tin	Mineracao Taboca S.A.	Brazil	Yes

Tin	Minsur	Peru	Yes

Tin	Nghe Tinh Non-Ferrous Metals Joint Stock Company	Viet Nam

Tin	O.M. Manufacturing (Thailand) Co., Ltd.	Thailand	Yes

Tin	O.M. Manufacturing Philippines, Inc.	Philippines	Yes

Metal	Smelter or Refiner Name	Smelter or Refiner Location	Conflict Free Certification
Tin	Operaciones Metalurgical S.A.	Bolivia	Yes

Tin	PT Aries Kencana Sejahtera	Indonesia	Yes

Tin	PT Artha Cipta Langgeng	Indonesia	Yes

Tin	PT ATD Makmur Mandiri Jaya	Indonesia	Yes

Tin	PT Babel Inti Perkasa	Indonesia	Yes

Tin	PT Babel Surya Alam Lestari	Indonesia	Yes

Tin	PT Bangka Prima Tin	Indonesia	Yes

Tin	PT Bangka Tin Industry	Indonesia	Yes

Tin	PT Belitung Industri Sejahtera	Indonesia	Yes

Tin	PT Bukit Timah	Indonesia	Yes

Tin	PT DS Jaya Abadi	Indonesia	Yes

Tin	PT Eunindo Usaha Mandiri	Indonesia	Yes

Tin	PT Inti Stania Prima	Indonesia	Yes

Tin	PT Karimun Mining	Indonesia	Yes

Tin	PT Kijang Jaya Mandiri	Indonesia	Yes

Tin	PT Lautan Harmonis Sejahtera	Indonesia	Yes

Tin	PT Menara Cipta Mulia	Indonesia	Yes

Tin	PT Mitra Stania Prima	Indonesia	Yes

Tin	PT Panca Mega Persada	Indonesia	Yes

Tin	PT Premium Tin Indonesia	Indonesia	Yes

Tin	PT Prima Timah Utama	Indonesia	Yes

Tin	PT Refined Bangka Tin	Indonesia	Yes

Tin	PT Sariwiguna Binasentosa	Indonesia	Yes

Tin	PT Stanindo Inti Perkasa	Indonesia	Yes

Tin	PT Sukses Inti Makmur	Indonesia	Yes

Tin	PT Sumber Jaya Indah	Indonesia	Yes

Tin	PT Timah (Persero) Tbk Kundur	Indonesia	Yes

Tin	PT Timah (Persero) Tbk Mentok	Indonesia	Yes

Tin	PT Tinindo Inter Nusa	Indonesia	Yes

Tin	PT Tommy Utama	Indonesia	Yes

Tin	Resind Industria e Comercio Ltda.	Brazil	Yes

Tin	Rui Da Hung	Taiwan	Yes

Tin	Soft Metais Ltda.	Brazil	Yes

Tin	Super Ligas	Brazil

Tin	Thaisarco	Thailand	Yes

Tin	Tuyen Quang Non-Ferrous Metals Joint Stock Company	Viet Nam

Tin	White Solder Metalurgia e Mineracao Ltda.	Brazil	Yes

Tin	Yunnan Chengfeng Non-ferrous Metals Co., Ltd.	China	Yes

Tin	Yunnan Tin Company Limited	China	Yes

Tungsten	A.L.M.T. TUNGSTEN Corp.	Japan	Yes

Metal	Smelter or Refiner Name	Smelter or Refiner Location	Conflict Free Certification
Tungsten	ACL Metais Eireli	Brazil	Yes

Tungsten	Asia Tungsten Products Vietnam Ltd.	Viet Nam	Yes

Tungsten	Chenzhou Diamond Tungsten Products Co., Ltd.	China	Yes

Tungsten	Chongyi Zhangyuan Tungsten Co., Ltd.	China	Yes

Tungsten	Fujian Jinxin Tungsten Co., Ltd.	China	Yes

Tungsten	Ganzhou Haichuang Tungsten Industry Co., Ltd.	China	Yes

Tungsten	Ganzhou Huaxing Tungsten Products Co., Ltd.	China	Yes

Tungsten	Ganzhou Jiangwu Ferrotungsten Co., Ltd.	China	Yes

Tungsten	Ganzhou Seadragon W & Mo Co., Ltd.	China	Yes

Tungsten	Ganzhou Yatai Tungsten Co., Ltd.	China

Tungsten	Global Tungsten & Powders Corp.	United States	Yes

Tungsten	Guangdong Xianglu Tungsten Co., Ltd.	China	Yes

Tungsten	H.C. Starck Smelting GmbH & Co. KG	Germany	Yes

Tungsten	H.C. Starck Tungsten GmbH	Germany	Yes

Tungsten	Hunan Chenzhou Mining Co., Ltd.	China	Yes

Tungsten	Hunan Chuangda Vanadium Tungsten Co., Ltd. Wuji	China	Yes

Tungsten	Hunan Chunchang Nonferrous Metals Co., Ltd.	China	Yes

Tungsten	Hunan Litian Tungsten Industry Co., Ltd.	China

Tungsten	Hydrometallurg, JSC	Russian Federation	Yes

Tungsten	Japan New Metals Co., Ltd.	Japan	Yes

Tungsten	Jiangwu H.C. Starck Tungsten Products Co., Ltd.	China	Yes

Tungsten	Jiangxi Dayu Longxintai Tungsten Co., Ltd.	China

Tungsten	Jiangxi Gan Bei Tungsten Co., Ltd.	China	Yes

Tungsten	Jiangxi Minmetals Gao’an Non-ferrous Metals Co., Ltd.	China

Tungsten	Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.	China	Yes

Tungsten	Jiangxi Xinsheng Tungsten Industry Co., Ltd.	China	Yes

Tungsten	Jiangxi Xiushui Xianggan Nonferrous Metals Co., Ltd.	China	Yes

Tungsten	Jiangxi Yaosheng Tungsten Co., Ltd.	China	Yes

Tungsten	Kennametal Fallon	United States	Yes

Tungsten	Kennametal Huntsville	United States	Yes

Tungsten	Malipo Haiyu Tungsten Co., Ltd.	China	Yes

Tungsten	Moliren Ltd.	Russian Federation	Yes

Tungsten	Niagara Refining LLC	United States	Yes

Tungsten	Nui Phao H.C. Starck Tungsten Chemicals Manufacturing LLC	Viet Nam	Yes

Tungsten	Philippine Chuangxin Industrial Co., Inc.	Philippines	Yes

Tungsten	South-East Nonferrous Metal Company Limited of Hengyang City	China	Yes

Tungsten	Tejing (Vietnam) Tungsten Co., Ltd.	Viet Nam	Yes

Tungsten	Unecha Refractory Metals Plant	Russian Federation	Yes

Metal	Smelter or Refiner Name	Smelter or Refiner Location	Conflict Free Certification
Tungsten	Vietnam Youngsun Tungsten Industry Co., Ltd.	Viet Nam	Yes

Tungsten	Wolfram Bergbau und Hutten AG	Austria	Yes

Tungsten	Woltech Korea Co., Ltd.	Korea, Republic of	Yes

Tungsten	Xiamen Tungsten (H.C.) Co., Ltd.	China	Yes

Tungsten	Xiamen Tungsten Co., Ltd.	China	Yes

Tungsten	Xinfeng Huarui Tungsten & Molybdenum New Material Co., Ltd.	China	Yes

Tungsten	Xinhai Rendan Shaoguan Tungsten Co., Ltd.	China	Yes

Smelters or Refiners That Sourced from the Covered Countries

The table below lists the 60 smelter or refiner facilities which, to the extent known, processed the necessary conflict minerals in our products or products produced by companies in our supply chain that were sourced from the Covered Countries, and hence were subject to due diligence. The Conflict-Free Certification Status of each smelter or refiner is noted.

The Conflict-Free Certification Status designations are:

•	RMAP: The smelter has an active certification or is in the process of renewing their certification as a conformant smelter in the Responsible Minerals Assurance Process (RMAP) from the Responsible Minerals Initiative (RMI).

•	LBMA: The smelter has obtained a Responsible Gold Certification (RGC) from the London Bullion Market Association (LBMA).

Metal	Smelter or Refiner Name	Smelter or Refiner Location	Conflict-Free Certification Status
Gold	Almalyk Mining and Metallurgical Complex (AMMC)	Uzbekistan	LBMA & RMAP

Gold	Asaka Riken Co., Ltd.	Japan	RMAP

Gold	CCR Refinery—Glencore Canada Corporation	Canada	LBMA & RMAP

Gold	Elemetal Refining, LLC	United States

Gold	Jiangxi Copper Co., Ltd.	China	LBMA & RMAP

Gold	Mitsubishi Materials Corporation	Japan	LBMA & RMAP

Gold	Nihon Material Co., Ltd.	Japan	LBMA & RMAP

Gold	Prioksky Plant of Non-Ferrous Metals	Russian Federation	LBMA & RMAP

Gold	Rand Refinery (Pty) Ltd.	South Africa	LBMA & RMAP

Gold	Samduck Precious Metals	Korea, Republic of	RMAP

Tantalum	Changsha South Tantalum Niobium Co., Ltd.	China	RMAP

Tantalum	Duoluoshan	China

Tantalum	F&X Electro-Materials Ltd.	China	RMAP

Tantalum	Global Advanced Metals Aizu	Japan	RMAP

Tantalum	Global Advanced Metals Boyertown	United States	RMAP

Tantalum	Guangdong Rising Rare Metals-EO Materials Ltd.	China	RMAP

Metal	Smelter or Refiner Name	Smelter or Refiner Location	Conflict-Free Certification Status
Tantalum	Guangdong Zhiyuan New Material Co., Ltd.	China	RMAP

Tantalum	H.C. Starck Co., Ltd.	Thailand	RMAP

Tantalum	H.C. Starck Hermsdorf GmbH	Germany	RMAP

Tantalum	H.C. Starck Inc.	United States	RMAP

Tantalum	H.C. Starck Ltd.	Japan	RMAP

Tantalum	H.C. Starck Smelting GmbH & Co. KG	Germany	RMAP

Tantalum	H.C. Starck Tantalum and Niobium GmbH	Germany	RMAP

Tantalum	JiuJiang JinXin Nonferrous Metals Co., Ltd.	China	RMAP

Tantalum	Jiujiang Nonferrous Metals Smelting Company Limited	China	RMAP

Tantalum	Jiujiang Zhongao Tantalum & Niobium Co., Ltd.	China	RMAP

Tantalum	KEMET Blue Metals	Mexico	RMAP

Tantalum	Kemet Blue Powder	United States	RMAP

Tantalum	LSM Brasil S.A.	Brazil	RMAP

Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.	China	RMAP

Tantalum	Taki Chemical Co., Ltd.	Japan	RMAP

Tantalum	Ulba Metallurgical Plant JSC	Kazakhstan	RMAP

Tin	CV United Smelting	Indonesia	RMAP

Tin	CV Venus Inti Perkasa	Indonesia	RMAP

Tin	EM Vinto	Bolivia	RMAP

Tin	Jiangxi Ketai Advanced Material Co., Ltd.	China	RMAP

Tin	Magnu’s Minerais Metais e Ligas Ltda.	Brazil	RMAP

Tin	Malaysia Smelting Corporation (MSC)	Malaysia	RMAP

Tin	Metallo Belgium N.V.	Belgium	RMAP

Tin	Operaciones Metalurgical S.A.	Bolivia	RMAP

Tin	PT Bangka Tin Industry	Indonesia	RMAP

Tin	PT Bukit Timah	Indonesia	RMAP

Tin	PT Eunindo Usaha Mandiri	Indonesia	RMAP

Tin	PT Stanindo Inti Perkasa	Indonesia	RMAP

Tin	PT Sumber Jaya Indah	Indonesia	RMAP

Tin	PT Timah (Persero) Tbk Kundur	Indonesia	RMAP

Tin	PT Timah (Persero) Tbk Mentok	Indonesia	RMAP

Tin	PT Tinindo Inter Nusa	Indonesia	RMAP

Tin	Thaisarco	Thailand	RMAP

Tungsten	A.L.M.T. TUNGSTEN Corp.	Japan	RMAP

Tungsten	Asia Tungsten Products Vietnam Ltd.	Viet Nam	RMAP

Tungsten	Chongyi Zhangyuan Tungsten Co., Ltd.	China	RMAP

Tungsten	Ganzhou Huaxing Tungsten Products Co., Ltd.	China	RMAP

Tungsten	Ganzhou Jiangwu Ferrotungsten Co., Ltd.	China	RMAP

Tungsten	H.C. Starck Tungsten GmbH	Germany	RMAP

Metal	Smelter or Refiner Name	Smelter or Refiner Location	Conflict-Free Certification Status
Tungsten	Hydrometallurg, JSC	Russian Federation	RMAP

Tungsten	Jiangxi Xinsheng Tungsten Industry Co., Ltd.	China	RMAP

Tungsten	Vietnam Youngsun Tungsten Industry Co., Ltd.	Viet Nam	RMAP

Tungsten	Xiamen Tungsten (H.C.) Co., Ltd.	China	RMAP

Tungsten	Xiamen Tungsten Co., Ltd.	China	RMAP

Country of Origin

The countries of origin of the Conflict Minerals processed by the smelters and refiners believed to be in our supply chain include the following countries.

Gold:

Argentina; Armenia; Australia; Austria; Belgium; Bermuda; Bolivia; Brazil; Burundi; Cambodia; Canada; Chile; China; Colombia; Congo (Brazzaville); Czech Republic; Djibouti; DRC- Congo (Kinshasa); Ecuador; Egypt; Estonia; Ethiopia; Finland; France; Germany; Ghana; Guinea; Guyana; Hong Kong; Hungary; India; Indonesia; Ireland; Israel; Italy; Ivory Coast; Japan; Jersey; Kazakhstan; Korea, Republic of; Kyrgyzstan; Laos; Luxembourg; Madagascar; Malaysia; Mali; Mexico; Mongolia; Mozambique; Myanmar; Namibia; Netherlands; New Zealand; Niger; Nigeria; Papua New Guinea; Peru; Philippines; Poland; Portugal; Russian Federation; Rwanda; Saudi Arabia; Sierra Leone; Singapore; Slovakia; South Africa; Spain; Suriname; Sweden; Switzerland; Taiwan; Tajikistan; Tanzania; Thailand; Turkey; United Arab Emirates; United Kingdom; United States; Uzbekistan; Viet Nam; Zambia; Zimbabwe.

Tantalum:

Angola; Argentina; Australia; Austria; Belarus; Belgium; Bolivia; Brazil; Burundi; Cambodia; Canada; Central African Republic; Chile; China; Colombia; Congo (Brazzaville); Czech Republic; Djibouti; DRC- Congo (Kinshasa); Ecuador; Egypt; Estonia; Ethiopia; France; Germany; Ghana; Guinea; Guyana; Hungary; India; Indonesia; Ireland; Israel; Italy; Ivory Coast; Japan; Jersey; Kazakhstan; Kenya; Korea, Republic of; Laos; Luxembourg; Madagascar; Malaysia; Mali; Mexico; Mongolia; Mozambique; Myanmar; Namibia; Netherlands; Niger; Nigeria; Peru; Philippines; Poland; Portugal; Russian Federation; Rwanda; Sierra Leone; Singapore; Slovakia; South Africa; South Sudan; Spain; Suriname; Switzerland; Taiwan; Tanzania; Thailand; Uganda; United Kingdom; United States; Viet Nam; Zambia; Zimbabwe.

Tin:

Angola; Argentina; Armenia; Australia; Austria; Belgium; Bolivia; Brazil; Burundi; Cambodia; Canada; Central African Republic; Chile; China; Colombia; Congo (Brazzaville); Czech Republic; Djibouti; DRC- Congo (Kinshasa); Ecuador; Egypt; Estonia; Ethiopia; France; Germany; Guyana; Hong Kong; Hungary; India; Indonesia; Ireland; Israel; Ivory Coast; Japan; Jersey; Kazakhstan; Kenya; Korea, Republic of; Kyrgyzstan; Laos; Luxembourg; Madagascar; Malaysia; Mexico; Mongolia; Morocco; Mozambique; Myanmar; Namibia; Netherlands; Niger; Nigeria; Peru; Philippines; Poland; Portugal; Russian Federation; Rwanda; Sierra Leone; Singapore; Slovakia; South Africa; South Sudan; Spain; Suriname; Sweden; Switzerland; Taiwan; Tanzania; Thailand; Turkey; Uganda; United Kingdom; United States; Uzbekistan; Viet Nam; Zambia; Zimbabwe.

Tungsten:

Angola; Argentina; Australia; Austria; Belgium; Bolivia; Brazil; Burundi; Cambodia; Canada; Central African Republic; Chile; China; Colombia; Congo (Brazzaville); Czech Republic; Djibouti; DRC- Congo (Kinshasa); Ecuador; Egypt; Estonia; Ethiopia; France; Germany; Guinea; Guyana; Hungary; India; Indonesia; Ireland; Israel; Ivory Coast; Japan; Kazakhstan; Korea, Republic of; Laos; Luxembourg; Madagascar; Malaysia; Mexico; Mongolia; Mozambique; Myanmar; Namibia; Netherlands; Niger; Nigeria; Papua New Guinea; Peru; Philippines; Portugal; Russian Federation; Rwanda; Sierra Leone; Singapore; Slovakia; South Africa; South Sudan; Spain; Suriname; Switzerland; Taiwan; Tanzania; Thailand; Uganda; United Kingdom; United States; Viet Nam; Zambia; Zimbabwe.

Steps to be Taken to Mitigate Risk

For the next reporting year, Stereotaxis plans to continue to work with our suppliers as needed to help them understand and satisfy our conflict-free expectations. We will continue to monitor the progress of suppliers which report to be sourcing from non-conformant smelters believed to source conflict minerals from the Covered Countries, work to improve supplier response rates, and continue to improve our internal due diligence determination process.

Additional Risk Factors

Our conflict minerals disclosure is made in good faith and based on best efforts. However, other factors could have led to errors in the disclosure. They include, but are not limited to gaps in supplier data, error in supplier knowledge, gaps in smelter auditing process, errors in public data, errors in language translation, and delays in reporting data through the lengthy supply chain that exists between the smelters or refiners and Stereotaxis.